CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Jessica Q. Wang, Chief Executive Officer and Chief Financial Officer of EWRX Internet Systems, Inc. (the Company”) hereby certify, that, to my knowledge:

1.

The Quarterly Report of Form 10-Q for the quarter ending March 31, 2012 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of EWRX Internet Systems.

Date: June 21, 2012

EWRX Internet Systems, Inc.

By:	/s/ Jessica Q. Wang
Jessica Q. Wang
Chief Executive Officer and Chief Financial Officer